Exhibit 99.1

Contact:

Stacey Leaños

Associate Director, Investor and Public Relations

Cerus Corporation

925-288-6171

Cerus Corporation Reports Fourth Quarter and Year End 2015 Results

CONCORD, CA, March 8, 2016 - Cerus Corporation (NASDAQ: CERS) today announced financial results for the fourth quarter and year ended December 31, 2015.

Recent company highlights include:

U.S. Progress –

•	Signed INTERCEPT™ platelet and plasma supply agreements with the American Red Cross, Roswell Park Cancer Institute, Blood Systems, Inc., OneBlood, Inc., LifeShare Blood Centers, ARUP, Inc., Rhode Island Blood Center, Shepeard Community Blood Center, Mississippi Valley Regional Blood Center, Community Blood Center

•	Received CMS permanent P-codes for outpatient hospital billing of pathogen-reduced platelets and plasma

•	AABB authorized use of the INTERCEPT Blood System for platelets to reduce the risk of transfusion-associated graft versus host disease

•	Began enrollment in the Phase IV PIPER Study, which Cerus is conducting as its FDA-required post-approval haemovigilance study

•	Announced a collaboration agreement with Haemonetics for the use of Acrodose™ platelet kits with the INTERCEPT Blood System for platelets

International Progress –

•	Regulatory approval obtained for use of the INTERCEPT Blood System for platelets and plasma in Brazil, Peru, and Colombia

•	Appointed new leadership for the Europe, Middle East and Africa region

•	Signed INTERCEPT platelet and plasma supply agreement with the National Transfusiology Center of Mongolia

Recognition of pathogen reduction as a Zika intervention –

•	The U.S. Food and Drug Administration’s (FDA) guidance document regarding Zika allows for the use of pathogen reduction to reduce transfusion risk and maintain local blood availability

•	The World Health Organization (WHO) guidelines for maintaining a safe and adequate blood supply during Zika virus outbreaks includes pathogen reduction technology for safeguarding platelet and plasma supplies in areas with active transmission

“The current Zika outbreak highlights the need for a proactive solution to secure the safety and availability of national blood supplies. The FDA and WHO have now recognized that pathogen reduction is an integral component to ensure that patients are protected from possible transfusion transmission of Zika, as well as dengue and chikungunya viruses,” said William ‘Obi’ Greenman, Cerus’ president and chief executive officer. “Looking ahead, with over 60% of the U.S. market now under contract and a long term agreement with the American Red Cross, we expect to begin to transition these contracts into revenue in 2016, and in Europe, we seek to initiate our launch planning for our INTERCEPT red cell system pursuant to our planned CE Mark submission in the second half of the year.”

Revenue

Product revenue for the fourth quarter of 2015 was $9.7 million compared to revenue for the same period in 2014 of $9.6 million. This reflects a 22% year over year increase in INTERCEPT disposable kit demand. Revenue for the year ended December 31, 2015 was $34.2 million, compared to $36.4 million for the year ended December 31, 2014. INTERCEPT disposable kit demand over the full year time period grew by 15%, in line with our expectations.

Looking ahead, the Company expects 2016 global revenue in the range of $37 million to $40 million.

Gross Margins

Gross margins for the fourth quarter of 2015 were 36%, compared to 31% for the fourth quarter of 2014. Gross margins for the year ended December 31, 2015, were 31%, compared with 42% in the same period in 2014.

The Company recorded period charges for expiring inventory and certain minimum contractual purchase commitments which negatively impacted margins by approximately 10% and 7% for the quarter and year ended December 31, 2015, respectively. These types of charges impacted margins by less than 1% during the same periods of 2014. In addition, margins for the year ended December 31, 2015 were negatively impacted by the decline in the value of the Euro relative to the Company’s reporting currency, the US dollar, negatively impacting reported gross margins by approximately 5% when comparing the year ended December 31, 2015 to the comparable period in 2014.

Operating Expenses

Total operating expenses were $18.5 million and $71.8 million for the quarter and year ended December 31, 2015, respectively, compared to $15.9 million and $59.7 million for the quarter and year ended December 31, 2014, respectively. The continued buildout of a U.S. based commercial team following December 2014 FDA approvals drove the increase in operating expenses throughout 2015. In addition, label claim expansion activities over 2015 drove increased costs which were offset by the decline in activities incurred in 2014 to obtain those December approvals.

Operating and Net Loss

Operating losses during the fourth quarter of 2015 were $15.0 million, compared to $12.9 million during the fourth quarter of 2014, and $61.1 million compared to $44.5 million for years ended December 31, 2015 and 2014, respectively.

Net loss for the fourth quarter of 2015 was $14.8 million, or $0.15 per diluted share, compared to a net loss of $20.2 million, or $0.26 per diluted share, for the fourth quarter of 2014. Net loss for the year ended December 31, 2015, was $55.9 million, or $0.61 per diluted share, compared to a net loss of $38.8 million, or $0.61 per diluted share, for the same period of 2014.

Net losses for the fourth quarter of 2015 were impacted by the operating losses discussed above and mark-to-market adjustments of the Company’s then outstanding warrants to fair value, which contributed to the Company’s net losses by $1.1 million during the quarter ended December 31, 2015, compared to a contribution of $6.6 million to net losses during the comparable period in 2014. Net losses for the fourth quarter of 2015 were also favorably impacted by approximately $0.2 million of foreign exchange gains during the fourth quarter of 2015, compared to losses of $0.4 million during the corresponding prior period.

Net losses for the year ended December 31, 2015 were impacted by the operating losses discussed above and mark-to-market adjustments of the Company’s then outstanding warrants to fair value, which reduced the Company’s net losses by $3.6 million during the year ended December 31, 2015 compared to a reduction to net losses of $7.7 million during the comparable period in 2014. Net losses for the year were also impacted by foreign exchange losses of $0.4 million during the year ended December 31, 2015, compared to $1.3 million of foreign exchange losses during the year ended December 31, 2014.

At December 31, 2015, the Company had no remaining outstanding warrants and as such, does not expect mark-to-market adjustments going forward.

Cash, Cash Equivalents and Investments

At December 31, 2015, the Company had cash, cash equivalents and short-term investments of $107.9 million compared to $51.3 million at December 31, 2014. Included in the 2015 short-term investments are approximately $11.2 million of marketable equity securities, which had no recorded value at December 31, 2014.

At December 31, 2015, the Company had approximately $20 million in outstanding debt under its loan agreement with Oxford Finance.

QUARTERLY CONFERENCE CALL

The Company will host a conference call and webcast at 4:15 p.m. Eastern time today to discuss its financial results and provide a general business overview and outlook. To access the live webcast, please visit the Investor Relations page of the Cerus website at http://www.cerus.com/ir. Alternatively, you may access the live conference call by dialing (US) 866-235-9006 or (international) 631-291-4549.

A replay will be available on the company’s web site, or by dialing (US) 855-859-2056 or (international) 404-537-3406 and entering conference ID number 99594463. (Numbers provided are updated from those included on our previous release dated February 23, 2016.) The replay will be available approximately three hours after the call through March 22, 2016.

ABOUT CERUS

Cerus Corporation is a biomedical products company focused in the field of blood transfusion safety. The INTERCEPT Blood System is designed to reduce the risk of transfusion-transmitted infections by inactivating a broad range of pathogens such as viruses, bacteria and parasites that may be present in donated blood. The nucleic acid targeting mechanism of action of the INTERCEPT treatment is designed to inactivate established transfusion threats, such as hepatitis B and C, HIV, West Nile virus and bacteria, as well as emerging pathogens such as chikungunya, malaria and dengue. Cerus currently markets and sells the INTERCEPT Blood System for both platelets and plasma in the United States, Europe, the Commonwealth of Independent States, the Middle East and selected countries in other regions around the world. The INTERCEPT Red Blood Cell system is in clinical development. See http://www.cerus.com for information about Cerus.

INTERCEPT and the INTERCEPT Blood System are trademarks of Cerus Corporation.

Acrodose is a trademark of Haemonetics.

Forward-Looking Statements

Except for the historical statements contained herein, this press release contains forward-looking statements concerning Cerus’ products, prospects and expected results, including statements concerning Cerus’ 2016 annual revenue guidance and its expectations for kit demand growth in 2016; Cerus’ expectations regarding its ability to begin recognizing revenue from product sales in the United States pursuant to customer contracts, and the timing thereof; Cerus’ plans to pursue CE Mark approval in Europe for the red blood cell system and the timing thereof; the potential for CE Mark approval for red blood cells in Europe; and the availability and funding of the remaining $10 million term loan tranche under Cerus’ loan agreement with Oxford Finance. Actual results could differ materially from these forward-looking statements as a result of certain factors, including, without limitation: risks associated with the commercialization and market acceptance of, and customer demand for, the INTERCEPT Blood System, including the risk that Cerus may otherwise not experience revenue growth in future periods; risks associated with Cerus‘ lack of commercialization experience in the United States and its ability to develop and maintain an effective and qualified U.S.-based commercial organization, as well as the resulting uncertainty of its ability to achieve market acceptance of and otherwise successfully commercialize the INTERCEPT Blood System for platelets and plasma in the United States; risks related to Cerus‘ ability to commercialize the INTERCEPT Blood System in the United States without infringing on the intellectual property rights of others; risks related to Cerus‘ ability to demonstrate to the transfusion medicine community and other health care constituencies that pathogen reduction and the INTERCEPT Blood System is safe, effective and economical; the uncertain and time-consuming development and regulatory process, including the risks (a) that Cerus may be unable to comply with the FDA’s post-approval requirements for the INTERCEPT platelet and plasma systems, including by successfully completing the required Phase IV PIPER Study, which could result in a loss of U.S. marketing approval for the INTERCEPT platelet and/or plasma systems, (b)

related to Cerus’ ability to expand the label claims and product configurations for the INTERCEPT platelet and plasma systems in the United States, which will require additional regulatory approvals and (c) that Cerus may be unable to file for CE Mark approval of the red blood cell system in Europe in the anticipated timeframe or at all, and even if filed, Cerus may be unable to obtain CE Mark approval, or any other regulatory approvals, of the red blood cell system in a timely manner or at all; risks related to adverse market and economic conditions, including continued or more severe adverse fluctuations in foreign exchange rates and/or weakening economic conditions in the CIS and other markets where Cerus sells its products; Cerus’ reliance on third parties to market, sell, distribute and maintain its products; Cerus’ ability to maintain an effective manufacturing supply chain, including the ability of its manufacturers to comply with extensive FDA and foreign regulatory agency requirements; the impact of legislative or regulatory healthcare reforms that may make it more difficult and costly for Cerus to produce, market and distribute its products; that Cerus may be unable to satisfy the trailing six months‘ revenue condition to the funding of the final $10 million term loan tranche under Cerus’ loan agreement with Oxford Finance and may otherwise be unable to maintain (and otherwise comply with the covenants in) such loan agreement necessary to access the final $10 million term loan under that agreement; risks related to future opportunities and plans, including the uncertainty of future revenues and other financial performance and results, including with respect to Cerus’ potential inability to meet its 2016 annual revenue guidance, as well as other risks detailed in Cerus’ filings with the Securities and Exchange Commission, including Cerus‘ Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, filed with the SEC on November 6, 2015. Cerus disclaims any obligation or undertaking to update or revise any forward-looking statements contained in this press release.

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED STATEMENTS OF OPERATIONS

(in thousands, except per share information)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2015	2014	2015	2014
Revenue	$9,656	$9,587	$34,223	$36,416
Cost of revenue	6,162	6,590	23,464	21,188

Gross profit	3,494	2,997	10,759	15,228

Operating expenses:
Research and development	7,160	5,186	25,643	21,800
Selling, general and administrative	11,276	10,689	45,989	37,729
Amortization of intangible assets	51	51	202	202

Total operating expenses	18,487	15,926	71,834	59,731

Loss from operations	(14,993)	(12,929)	(61,075)	(44,503)

Non-operating (expense) income, net:
(Loss) gain from revaluation of warrant liability	(1,132)	(6,555)	3,566	7,708
Foreign exchange gain (loss)	228	(351)	(396)	(1,296)
Interest expense	(644)	(266)	(1,705)	(599)
Other income, net	35	24	71	130

Total non-operating (loss) income, net	(1,513)	(7,148)	1,536	5,943

Loss before income taxes	(16,506)	(20,077)	(59,539)	(38,560)
(Benefit) provision for income taxes	(1,750)	105	(3,671)	195

Net loss	$(14,756)	$(20,182)	$(55,868)	$(38,755)

Net loss per share:
Basic	$(0.15)	$(0.26)	$(0.58)	$(0.52)
Diluted	$(0.15)	$(0.26)	$(0.61)	$(0.61)
Weighted average shares outstanding used in the calculation of net loss per share:
Basic	98,209	78,808	96,068	74,767
Diluted	98,209	78,808	96,905	76,534

CERUS CORPORATION

CONDENSED CONSOLIDATED UNAUDITED BALANCE SHEETS

(in thousands)

	December 31,
	2015	2014
ASSETS
Current assets:
Cash and cash equivalents	$71,018	$22,781
Short-term investments	25,698	28,513
Investment in marketable equity securities	11,163	—
Accounts receivable	5,794	5,493
Inventories	10,812	14,956
Prepaid expenses	1,166	1,210
Other current assets	4,788	1,932

Total current assets	130,439	74,885
Non-current assets:
Property and equipment, net	3,549	3,781
Goodwill	1,316	1,316
Intangible assets, net	940	1,142
Restricted cash	612	508
Other assets	2,614	144

Total assets	$139,470	$81,776

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$5,217	$9,882
Accrued liabilities	9,853	8,444
Manufacturing and development obligations - current	3,282	—
Debt - current	2,989	—
Deferred revenue - current	554	376
Warrant liability	—	10,485

Total current liabilities	21,895	29,187
Non-current liabilities:
Debt - non-current	16,883	9,872
Deferred income taxes	122	115
Manufacturing and development obligations - non-current	4,542	—
Other non-current liabilities	1,263	1,081

Total liabilities	44,705	40,255

Commitments and contingencies
Stockholders’ equity:
Common stock	99	80
Additional paid-in capital	685,189	583,416
Accumulated other comprehensive income (loss)	7,289	(31)
Accumulated deficit	(597,812)	(541,944)

Total stockholders’ equity	94,765	41,521

Total liabilities and stockholders’ equity	$139,470	$81,776